SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2004

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Address of principal executive offices) (Zip Code)

407-741-5300

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On July 9, 2004, International Assets Holding Corporation (the “Company”) completed the acquisition of the foreign exchange business (the “FX Business”) of Global Currencies Limited (“Global”), pursuant to the terms of the Acquisition Agreement dated as of June 25, 2004 by and among the Company, Global, and the shareholders of Global Currencies (Holdings) Limited. The acquisition was structured as follows:

•	On or about June 23, 2004, Global formed two new U.K. companies – Global Currencies (Holdings) Limited (“GCH”) and Global Currencies (FX) Limited (“GCFX”). GCH was formed as a wholly-owned, direct subsidiary of Global, and GCFX was formed as a wholly-owned, direct subsidiary of GCH.

•	On or about June 23, 2004, Global contributed certain assets related to the FX Business to GCFX, including all pending contracts related to the FX Business. Global thereafter operated the FX Business through GCFX.

•	On or about June 23, 2004, Global distributed all of the shares of GCH to its existing shareholders (the “Sellers”).

•	On July 9, 2004, the Company purchased all of the shares of GCH from the Sellers.

•	At the closing, the Company paid the Sellers $1.0 million in cash and issued them 150,000 shares of the Company’s common stock. These shares had a value of approximately $1,472,000 (based on the Company’s closing share price of $9.81 per share on July 9, 2004). At the closing, the Company also paid the Sellers approximately $3.5 million, which amount represented the net amount of cash and liquid assets held by GCH and GCFX as of July 8, 2004.

•	The Company is obligated to make certain earn-out payments to the Sellers. In particular, the Company is obligated to pay the Sellers an amount equal to 20% of the gross foreign exchange trading profits generated by the Company during the 30 months ending on December 31, 2006 (up to a maximum of $4.0 million). Additionally, the Company is obligated to pay the Sellers 10% of the gross foreign exchange trading profits in excess of $10.0 million per year for the 12 months ended June 30, 2005 and June 30, 2006, and 10% of such profits in excess of $5.0 million for the 6 months ended December 31, 2006.

The Company funded the acquisition from its existing working capital.

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Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The required financial statements of Global are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than September 22, 2004.

(b)	Pro forma financial information.

The required pro forma financial information relative to the acquisition of the FX Business of Global is not included in this Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than September 22, 2004.

(c)	Exhibits

Exhibits	Description
2.1	Acquisition Agreement dated as of June 25, 2004 by and among International Assets Holding Corporation, Global Currencies Limited, and the shareholders of Global Currencies (Holdings) Limited (incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2004).

99.1	Press Release

Item 9. Regulation FD Disclosure

On July 12, 2004, the Company issued a press release regarding its acquisition of the FX Business of Global and related matters. A copy of the press release is furnished with this report as Exhibit 99.1.

The information under this Item and Exhibit 99.1 are being furnished pursuant to General Instruction B.2 of Form 8-K, and neither the information in this Item nor Exhibit 99.1 shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: July 23, 2004	/s/ Scott J. Branch
Scott J. Branch
President

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Exhibit Index

Exhibits	Description
99.1	Press Release of the Company dated July 12, 2004

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